UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2019

Central Index Key Number of the issuing entity: 0001790013

Benchmark 2019-B14 Mortgage Trust

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013611

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0000835271

JPMorgan Chase Bank, National Association

Central Index Key Number of the sponsor: 0001701238

Citi Real Estate Funding Inc.

Central Index Key Number of the sponsor: 0001541294

German American Capital Corporation

(Exact Names of the Sponsors as Specified in their Charters)

New York	333-226123-05	13-3789046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue, New York, New York	10179
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 834-5467

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations.

Item 1.01.	Entry into a Material Definitive Agreement.

On or about November 21, 2019, a series of mortgage pass-through certificates, entitled Benchmark 2019-B14 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B14 (the “Certificates”), was issued by Benchmark 2019-B14 Mortgage Trust (the “Issuing Entity”), pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2019 (the “Pooling and Servicing Agreement”), between J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

The Mortgage Loan identified as “Innovation Park” on Exhibit B to the Pooling and Servicing Agreement (the “Innovation Park Mortgage Loan”), which is an asset of the Issuing Entity, is part of a whole loan (the “Innovation Park Whole Loan”) that includes the Innovation Park Mortgage Loan, and two pari passu promissory notes (collectively, the “Companion Loans”) that are not assets of the Issuing Entity. The Pooling and Servicing Agreement provides that the Innovation Park Whole Loan is to be serviced and administered (i) until the securitization of the related controlling Companion Loan, under the Pooling and Servicing Agreement, and (ii) from and after the securitization of the related controlling Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

On December 18, 2019, the controlling Companion Loan related to the Innovation Park Whole Loan was securitized pursuant to the Benchmark 2019-B15 Mortgage Trust securitization transaction. As of such date, the Innovation Park Whole Loan, including the Innovation Park Mortgage Loan, is being serviced and administered under the Pooling and Servicing Agreement, dated as of December 1, 2019 (the “Benchmark 2019-B15 Pooling and Servicing Agreement”), among Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Citibank, N.A., as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer. The Benchmark 2019-B15 Pooling and Servicing Agreement is attached hereto as Exhibit 99.1.

The terms and conditions of the Benchmark 2019-B15 Pooling and Servicing Agreement applicable to the servicing of the Innovation Park Mortgage Loan are substantially similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “Pooling and Servicing Agreement” in the Prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on November 21, 2019 (the “Prospectus”), however the servicing arrangements under such agreements will differ in certain respects, including the items set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General” in the Prospectus and the following:

•	The Non-Serviced Master Servicer (Midland Loan Services, a Division of PNC Bank, National Association) will earn a primary servicing fee in connection with its primary servicing obligations for the Innovation Park Whole Loan that will accrue at a rate of 0.00125% per annum.

•	Upon the Innovation Park Mortgage Loan becoming a specially serviced loan under the Benchmark 2019-B15 Pooling and Servicing Agreement, the Non-Serviced Special Servicer (Midland Loan Services, a Division of PNC Bank, National Association) will earn a special servicing fee payable monthly with respect to such mortgage loan that will accrue at a rate equal to 0.25% per annum, until such time as such mortgage loan is no longer specially serviced. The special servicing fee is subject to a minimum monthly fee of $3,500.

•	The Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal (other than any amount for which a liquidation fee would be paid) and interest (other than default interest and excess interest) made by the related borrower after a workout. The workout fee is subject to a minimum fee of $25,000 and a $1,000,000 fee cap.

•	The Non-Serviced Special Servicer will be entitled to a liquidation fee equal to the lesser of 1.00% of net liquidation proceeds received in connection with a liquidation and such lower rate as would result in a liquidation fee of $1,000,000. The liquidation fee is subject to a minimum fee of $25,000.

Section 9. Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Pooling and Servicing Agreement, dated as of December 1, 2019, among Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Citibank, N.A., as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Harris Rendelstein
Name:	Harris Rendelstein
Title:	Vice President

Dated: December 26, 2019

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